UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2023

Equitable Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38469	90-0226248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1290 Avenue of the Americas
New York, New York		10104
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 554-1234

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EQH	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series A	EQH PR A	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a share of Fixed Rate Noncumulative Perpetual Preferred Stock, Series C	EQH PR C	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 12, 2023, Equitable Holdings, Inc. (the “Company”) entered into an Amendment No. 1 (the “Credit Agreement Amendment”) to the Company’s existing Amended and Restated Credit Agreement, dated as of June 24, 2021, among the Company, Subsidiary Account Parties party thereto, the Banks party thereto, and JP Morgan Chase Bank, N.A., as the Administrative Agent (the “Existing Credit Agreement”). The Credit Agreement Amendment amends the Existing Credit Agreement to replace remaining LIBOR-based benchmark rates with SOFR-based benchmark rates and to make certain other conforming changes.

On May 12, 2023, the Company also entered into amendments (the "Amendments") with each of the eight issuers of its bilateral letter of credit facilities to effect similar changes, except that the commitment termination date was extended to February 16, 2028 with respect to the facility with Natixis, New York Branch.

The foregoing descriptions of the Credit Agreement Amendment and the Amendments do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full text of such amendments, which are filed hereto as Exhibit 10.1-10.9 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

No.	Description
10.1

Amendment No. 1 to Amended and Restated Revolving Credit Agreement, dated as of May 12, 2023, among Equitable Holdings, Inc., certain Subsidiary Account Parties, certain Banks and JPMorgan Chase Bank, N.A., as administrative agent.

10.2	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Natixis, New York Branch.
10.3	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and HSBC Bank USA, National Association.
10.4	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Citibank Europe PLC.
10.5	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Credit Agricole Corporate and Investment Bank.
10.6	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Barclays Bank PLC.
10.7	Amendment No. 3 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and JPMorgan Chase Bank, N.A.
10.8

Fifth Amendment to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Landesbank Hessen-Thüringen Girozentrale, acting through its New York Branch.

10.9	Amendment No. 4 to Reimbursement Agreement by and among Equitable Holdings, Inc., the Subsidiary Account Parties (as defined therein) party thereto and Commerzbank AG, New York Branch.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUITABLE HOLDINGS, INC.

Date:	May 15, 2023	By:	/s/ Ralph Petruzzo
Ralph Petruzzo Associate General Counsel